                                 Exhibit 23(a)
                                 -------------

                      (Attached To And Made Part Of The
                     Registration Statement On Form S-8 Of
                        Barrett Resources Corporation
                            Filed April 15, 1995)



                        CONSENT OF ARTHUR ANDERSEN LLP
                        ------------------------------

                         CONSENT OF ARTHUR ANDERSEN LLP
                              INDEPENDENT AUDITORS
                              --------------------

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-S) and related Prospectus pertaining to the Barrett Resources Corporation Retirement Savings Plan and to the incorporation by reference therein of our report dated March 1, 1996 with respect to the financial statements of Barrett Resources Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1995 filed with the Securities And Exchange Commission.



                     /s/ Arthur Andersen LLP
                     ARTHUR ANDERSEN LLP

Denver, Colorado
April 12, 1996